Exhibit 10.3

BIOMX INC.

February 25, 2025

Holder of Warrants Issued in March 2024

Re:	Inducement Offer to Exercise Warrants Issued in March 2024

Dear Holder:

BiomX Inc. (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) the opportunity to receive new warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and in consideration for exercising for cash all of the Company’s warrants to purchase an aggregate number of shares of Common Stock as set forth on the signature page hereto, issued to you on March 15, 2024, with an exercise price of $2.311 per share (after giving effect to the Company’s one-for-ten reverse stock split effective on August 26, 2024) and termination date of July 9, 2026 (the “Existing Warrants”), as set forth on the signature page hereto. The resale of the shares of Common Stock underlying the Existing Warrants (the “Existing Warrant Shares”) has been registered pursuant to the registration statement on Form S-3, as amended (File No. 333-278986) (the “Existing Registration Statement”). The Existing Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the resale of the Existing Warrant Shares, as applicable. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined herein).

The Company desires to reduce the Exercise Price of the Existing Warrants to $0.9306 per share (the “Reduced Exercise Price”). In consideration for exercising the Existing Warrants held by the Holder as set forth on the Holder’s signature page hereto at the Reduced Exercise Price (the “Warrant Exercise”) by the Execution Time (as defined below), the Company hereby offers to sell and issue you new unregistered Common Stock purchase warrants (the “New Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to the number of shares of Common Stock as set forth on the signature page hereto (the “New Warrant Shares” and, together with the New Warrants, the “New Securities”), which New Warrants shall have an exercise price per share equal to $0.9306, subject to adjustment as provided in the New Warrants, will be exercisable at any time on or after the Requisite Stockholder Approval Date and expire five (5) years from the Requisite Stockholder Approval Date, which New Warrants shall be substantially in the form as set forth in Exhibit A hereto. The New Warrant certificate(s) will be delivered at Closing (as defined below), and such New Warrants, together with any underlying shares of Common Stock issued upon exercise of the New Warrants, will, unless and until registered, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares, as set forth in the form attached as Exhibit A hereto. To the extent the Existing Warrant is not being exercised in respect of all of the Existing Warrant Shares, the Company shall issue and deliver to the Holder a warrant certificate representing the unexercised portion of the Existing Warrant (which, for the avoidance of doubt, shall not give effect to any of the amendments contemplated by the Amended Warrant (as defined below)).

Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise require the Company to issue a number of Existing Warrant Shares in excess of the number of shares of Common Stock that the Holder may acquire without exceeding the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(f) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%) (such excess shares, the “Excess Existing Warrant Shares”), (i) the Company shall issue to the Holder the maximum number of Existing Warrant Shares that the Holder is entitled to receive without exceeding the Beneficial Ownership Limitation, as directed by the Holder, and (ii) in lieu of issuing any Excess Existing Warrant Shares, (x) the portion of the Existing Warrant exercised hereunder in respect of the Excess Existing Warrant Shares shall automatically (and without the need for action by the Company, the Holder or any other person) be amended and restated in its entirety as set forth in Exhibit D attached hereto (the “Amended Warrant”) and (y) the Company shall promptly deliver to the Holder a warrant certificate evidencing the amendment and restatement of the Existing Warrant as set forth in the Amended Warrant and providing that the Amended Warrant is exercisable for a number of shares of Common Stock equal to the number of Excess Existing Warrant Shares. The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto. The Company hereby acknowledges and agrees the shares of Common Stock registered for resale by the Holder pursuant to the Existing Registration Statement include the shares of Common Stock that will continue to be issuable upon exercise of the Existing Warrants, as amended and restated in accordance with the Amended Warrant. Without limiting any of the Company’s obligations hereunder or under the Registration Rights Agreement, dated as of March 6, 2024 (the “Existing Registration Rights Agreement”), by and among the Company and the several purchasers signatory thereto, including the Holder, the Company hereby agrees to take such actions as shall be necessary (including filing a supplement to the prospectus included in the Existing Registration Statement within two (2) Business Days after the date hereof to reflect the amendments to the Existing Warrants contemplated by the Amended Warrant) to keep the Existing Registration Statement continuously effective and available for the resale of all of the shares of Common Stock issuable upon exercise of, or otherwise pursuant to, the Amended Warrants (without giving effect to the beneficial ownership limitation or any other restriction on exercise contained therein) in accordance with the Existing Registration Statement. For the avoidance of doubt, the Company further acknowledges and agrees that the Amended Warrant Shares constitute “Registrable Securities” within the meaning of such term under the Existing Registration Rights Agreement.

Expressly subject to the paragraph immediately following this paragraph, Holder may accept this offer by signing this letter agreement below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto on or before 11:59 p.m., Eastern Time, on February 25, 2025 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will bear restrictive legends when issued, as set forth in the form set forth attached as Exhibit A, and neither the New Warrants nor the New Warrant Shares will be registered under the Securities Act, except as provided in the registration rights agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”). Holder further represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO SUCH ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Holder may request that the Company remove, and, to the extent the Holder delivers to the Company or its Transfer Agent its legended certificate representing such New Securities (or a request for legend removal, in the case of New Securities issued in book-entry form), the Company agrees to cause the removal of, any legend from such New Securities: (i) if there is an effective registration statement covering the resale of such New Securities (the date of effectiveness thereof, the “Resale Registration Statement Effective Date”), (ii) if such New Securities are (or are being) sold or transferred pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), (iii) if such New Securities are eligible for sale under Rule 144(b)(1), (iv) if at any time on or after the date hereof the Holder certifies that it is not an “affiliate” of the Company (as such term is used under Rule 144) and that the Holder’s holding period with respect to such New Securities for purposes of Rule 144 is at least six (6) months or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “SEC”)), in each case of the foregoing, provided that any contractual lock-up period applicable to the Holder’s New Securities (if any) has expired (collectively, the “Unrestricted Conditions”). If a legend removal request is made pursuant to the foregoing, the Company will, no later than the number of trading days comprising the Standard Settlement Period following the delivery by the Holder to the Company or the Company’s Transfer Agent of a legended certificate representing such New Securities (or a request for legend removal, in the case of securities issued in book-entry form) (the “Unlegended Share Delivery Date”), deliver or cause to be delivered to such Holder a certificate representing such securities that is free from all restrictive legends, or an equivalent book-entry position, as requested by the Holder. If any of the Unrestricted Conditions is satisfied, and if required by the Transfer Agent in order for the Company to comply with its obligations hereunder, the Company shall cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of restrictive legends in such circumstances may be effected under the Securities Act. In the event that New Warrant Shares are issued upon exercise after the Resale Registration Statement Effective Date, the New Warrant Shares shall be issued without restrictive legends. Without limiting the foregoing, either (i) upon request of the Holder or (ii) as contemplated by the Irrevocable Transfer Agent Instructions in the form attached hereto as Exhibit C, the Company shall reasonably promptly cause a restrictive legend to be removed from any certificate or book-entry statement for any New Securities in accordance with the terms of this letter agreement and deliver, or cause to be delivered, to the Holder new certificate(s) or book entry statement(s) representing the securities that are free from all restrictive and other legends or, at the request of the Holder, via The Depository Trust Company Deposit or Withdrawal at Custodian System (“DWAC”) transfer to the Holder’s account. If so requested by the Holder, securities free from all restrictive legends shall be transmitted by the Company’s Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company (“DTC”) through DWAC, as directed by the Holder. The Company warrants that the New Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this letter agreement and the New Warrant. If the Holder effects a transfer of the New Securities in accordance with this paragraph, the Company shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit the securities to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such transfer. Without limiting the obligations of the Company pursuant to the foregoing, if required by the Transfer Agent, the Company shall cause its counsel to issue a blanket legal opinion to its Transfer Agent promptly after the Resale Registration Statement Effective Date, or at such other time as any of the Unrestricted Conditions has been met, to effect the removal of any legends hereunder. If the Company shall fail to issue to the Holder (other than a failure caused by incorrect, incomplete or untimely information provided by the Holder to the Company or its Transfer Agent), by the applicable Unlegended Share Delivery Date, a certificate, or a book-entry statement, as applicable, representing such securities without restrictive legend or to issue such securities to the Holder without restrictive legend through DWAC to the applicable balance account at DTC, as applicable, and after the Unlegended Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) or the Holder or the Holder’s brokerage firm otherwise purchases the securities to deliver in satisfaction of a sale by the Holder of the securities which the Holder anticipated receiving without restrictive legend (a “Buy-In”), then the Company shall pay in cash to the Holder the amount by which (if any) (X) the Holder’s total purchase price (including brokerage commissions, if any) for the securities so purchased in the Buy-In exceeds (Y) the amount obtained by multiplying (I) the number of securities that the Company was required to deliver without restrictive legend to the Holder on the Unlegended Share Delivery Date multiplied by (II) the price at which the sell order giving rise to such purchase obligation was executed. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder or under the Registration Rights Agreement, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver the securities without restrictive legend as required pursuant to the terms hereof. The Holder hereby agrees that the removal of the restrictive legend pursuant to this paragraph is predicated upon the Company’s reliance that the Company will only sell any such securities pursuant to either the registration requirements of the Securities Act, or an exemption therefrom. Any fees (with respect to the Company’s Transfer Agent, Company counsel or otherwise) associated with the issuance of any required opinion or the removal of such legend shall be borne by the Company. The Company shall not be responsible for any fees incurred by the Holder in connection with the delivery of such unlegended securities.

The Company acknowledges and agrees that the Holder may from time to time pledge, and/or grant a security interest in, some or all of the legended New Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Holder transferee of the pledge. No notice shall be required of such pledge, but Holder’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. the Holder acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the New Securities or for any agreement, understanding or arrangement between the Holder its pledgee or secured party. At the Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of New Securities may reasonably request in connection with a pledge or transfer of the New Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. The Holder acknowledges and agrees that, except as otherwise provided in the following paragraph any new Securities subject to a pledge or security interest as contemplated by this paragraph shall continue to bear the legend set forth in this paragraph and be subject to the restrictions on transfer set forth in this paragraph.

The Company shall issue the Irrevocable Transfer Agent Instructions on the Closing Date (as defined below). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this paragraph (or instructions that are consistent therewith) will be given by the Company to its Transfer Agent in connection with this letter agreement, and that the New Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this letter agreement and the New Warrants and applicable law.

If, at the time of any exercise of the New Warrants, any of the Unrestricted Conditions is satisfied in respect of the Warrant Shares, such New Warrant Shares shall be issued without any Restrictive Legend, in accordance with the New Warrants.

If this offer is accepted and the transaction documents are executed by the Execution Time, then as promptly as possible following the Execution Time, but in any event no later than 5:00 p.m., Eastern Time, on the following Trading Day (the “Disclosure Time”), the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby and shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including the filing with the Commission of this letter agreement as an exhibit thereto. The Company represents to you that, from and after the dissemination of such press release, it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the dissemination of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Existing Warrant Shares shall be issued free of any legends or restrictions on resale by Holder. Notwithstanding anything contained in this letter agreement to the contrary, and without implication that the contrary would otherwise be true, the Company hereby expressly acknowledges and agrees that, from and after the earlier of the Disclosure Time and the filing of the press release and Current Report on Form 8-K, the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder or by reason of Holder’s status as a person subject to the Company’s insider trading policies or an Affiliate of such person) any duty of trust or confidence with respect to, or any duty not to trade in any securities while aware of, any material, non-public or any other information regarding the Company or any of its securities. The Company understands and confirms that the Holder and its Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company.

No later than the first (1st) Trading Day following the date hereof, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. On the Closing Date (as defined below), you shall deliver to the Company the exercise price for the Warrant Exercise via wire transfer of immediately available funds to an account designated in writing by the Company or by other means approved by the Company on or prior to the Closing Date, and the Company shall issue the Existing Warrant Shares either (a) for delivery on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian System (“DWAC”) to the account designated in writing by the Holder or (b) in the form of book-entry statement issued by the Transfer Agent without any restrictive legend. The date of the Closing of the Warrant Exercise shall be referred to as the “Closing Date”.

The Company and the Holder shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse Deerfield Private Design Fund V, L.P. and Deerfield Healthcare Innovations Fund II, L.P. (collectively, the “Deerfield Funds”) for their expenses incurred in connection with the transactions contemplated hereby, not to exceed $50,000. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the issuance and sale of the shares of Common Stock acquired hereunder or pursuant to the exercise of the Amended Warrants and the New Warrants.

The Company acknowledges and agrees that, so long as Jonathan Leff serves on the board of directors of the Company (the “Board of Directors”), each of the Deerfield Funds and their respective Affiliates that beneficially owns (for any purpose of Section 16 of the Exchange Act) any shares of Common Stock (or any derivative securities with respect thereto) shall be and remain, a “director by deputization” for purposes of Section 16 of the Exchange Act, including Rule 16b-3 thereunder and related guidance of the Commission, and the Company agrees not to take any contrary position. The Company further acknowledges and agrees that, to the extent Section 16 of the Exchange Act is applicable to the transactions contemplated by this Agreement, including the issuance to, and exercise by, any of the Deerfield Funds or any of their respective Affiliates of the Amended Warrants and the New Warrants, and the direct and indirect issuance (or deemed issuance) to the Deerfield Funds and any of their respective Affiliates of the New Warrant Shares and the shares of Common Stock issuable upon exercise of the Amended Warrants (the “Amended Warrant Shares”) have been approved by the Board of Directors for purposes of Rule 16b-3 under the Exchange Act (the “Section 16 Approval”). Prior to the Closing Date, the Company shall provide to the Deerfield Funds excerpts of resolutions of the Board of Directors embodying the Section 16 Approval, certified by the secretary of the Company.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this letter agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.

This letter agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, or by any electronic signature complying with the U.S. ESIGN Act of 2000 or the New York Electronic Signatures and Records Act, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature Pages Follow]

Sincerely yours,

BIOMX INC.

By:
Name:
Title:

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Number of Existing Warrants: __________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: _________________

Existing Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

New Warrants: _______________ (100% warrant coverage)

New Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

Method for Delivery of Existing Warrant Shares (Choose One of the Following):

☐ DWAC (if this option is selected, please provide the DTC Instructions below)

DTC Instructions:

☐ Book-entry statement issued by the Transfer Agent

[Holder signature page to PHGE Inducement Offer]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

b)	Due Organization; Subsidiaries. Each of the Company and its subsidiaries is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and as proposed to be conducted as described in the SEC Reports, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all contracts by which it is bound. All of the subsidiaries are wholly owned by the Company. Each of the Company and the subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the laws of all jurisdictions where the nature of its business or the manner in which its business is currently being conducted requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not have or reasonably be expected to have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

c)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement, the New Warrants and the Amended Warrants and otherwise to carry out its obligations hereunder and thereunder. The execution, issuance and delivery of this letter agreement by the Company and the New Warrants, the New Warrant Shares, the Amended Warrants and the Amended Warrant Shares and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith, other than in connection with the Required Approvals (in the case of the New Warrant Shares only). This letter agreement, the New Warrants and any Amended Warrants have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d)	Issuance of the Securities. The issuance of the Existing Warrant Shares, New Warrant Shares and the Amended Warrant Shares has been duly authorized, and the Existing Warrant Shares, the New Warrant Shares, subject to receipt of the Requisite Stockholder Approval (in the case of the New Warrant Shares only), and the Amended Warrant Shares, when issued in accordance with the terms of the Existing Warrants, the New Warrants and the Amended Warrants, as applicable, will be duly authorized, validly issued, fully paid and non-assessable, and shall be free and clear of any encumbrances, preemptive rights or restrictions (other than as provided in this letter agreement, the Existing Warrants or New Warrants, as applicable, or any restrictions on transfer generally imposed under applicable securities laws). The Company has reserved such number of shares of Common Stock sufficient to enable full exercise of all of the Existing Warrants, the Amended Warrants and the New Warrants to the extent allowable pursuant to the Company’s current corporate governing documentations, including its certificate of incorporation and bylaws and, upon receipt of the Requisite Stockholder Approval, the Company shall have reserved such number of shares of Common Stock sufficient to enable the full exercise of all of the New Warrants (in each case, without regard to the Beneficial Ownership Limitation (as defined in the New Warrants) or any other restriction or limitation upon the exercise thereof and assuming the cash exercise thereof).

e)	No Conflicts. The execution, delivery and performance of this letter agreement, the New Warrants and the Amended Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals (in the case of the New Warrants only), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

f)	Registration Obligations. Prior to the Closing, the parties hereto shall execute and deliver the Registration Rights Agreement, pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the New Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

g)	Trading Market. Except for as related to the Requisite Stockholder Approval (in respect of the New Warrant Shares only), the transactions contemplated under this letter agreement comply with all the rules and regulations of the NYSE American and no approval of the stockholders of the Company, other than (in the case of the New Warrant Shares only) the Requisite Stockholder Approval, is required for the issuance of the Existing Warrant Shares, the Amended Warrant Shares or the New Warrant Shares under the rules of the NYSE American or otherwise.

h)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the issuance and sale of the New Warrants and New Warrant Shares and the listing of the New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission, (iv) the Requisite Stockholder Approval; (v) the filing of the registration statement required to be filed by the Registration Rights Agreement; and (vi) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

i)	Listing of Common Stock; Requisite Stockholder Approval. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Common Stock on the Principal Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Principal Trading Market and promptly secure the listing of all of the New Warrant Shares on such Principal Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Eligible Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Eligible Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on an Eligible Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Eligible Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall take all action necessary under applicable law to call, give notice of and hold an annual or special meeting of stockholders (a “Stockholder Meeting”) within 90 days from the Closing (the “Stockholder Meeting Deadline”) for the purpose of obtaining stockholder approval of the exercise of all New Warrants for shares of Common Stock in accordance with the listing rules of the Principal Trading Market (the “Requisite Stockholder Approval”). The Company shall use its best efforts to solicit its stockholders’ approval of such resolution and to cause the Board of Directors to recommend to the stockholders that they approve such resolution. If the Requisite Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held within 90 days from the prior meeting (the “Extended Stockholder Approval Period”). If the Requisite Stockholder Approval is not obtained within the Extended Stockholder Approval Period, then the Company shall convene additional stockholder meetings every 90 days thereafter until the Requisite Stockholder Approval is obtained.

j)	Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

k)	Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Holder is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement or Law (including Section 203 of the Delaware General Corporation Law) (a “Shareholder Rights Plan”) in effect or hereafter adopted by the Company, or that the Holder could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving New Securities under this letter agreement, and no such Shareholder Rights Plan is currently in effect.

l)	Securities Purchase Agreement. The representations and warranties of the Company contained in Section 3.1 of the Securities Purchase Agreement, dated the date hereof, by and among the Company and the purchasers party thereto, are hereby incorporated by reference into this Annex A and shall apply mutatis mutandis, to this Annex A.

Exhibit A

Form of New Warrant

(Attached)

Exhibit B

Form of Registration Rights Agreement

(Attached)

Exhibit C

Form of Irrevocable Transfer Agent Instructions

(Attached)

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